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                                                                    EXHIBIT 23.1





                        Consent of Independent Auditors
                        -------------------------------



The Board of Directors
Verio Inc.:


We consent to the inclusion of our report dated August 5, 1998, with respect to the balance sheet of NTX, Inc. as of June 30, 1998, and the related statements of operations, stockholders' deficit and cash flows for the nine months then ended, which report appears in the Form 8-K/A of Verio Inc. dated September 18, 1998.





                                                  KPMG Peat Marwick LLP

Denver, Colorado
September 18, 1998